UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30368	22-3489463
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

15105 Kestrelglen Way, Lithia, Florida	33547
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 260-2866

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry of a Material Definitive Agreement.

On September 13, 2018, American International Ventures, Inc.’s acquired an undivided 100% right to US Patent number 7,608,170, B1 issued October 27, 2009 from Hydrocarbon Conversion and Sequestration Systems, LLC, a Pennsylvania Limited Lability Company to develop and construct Coal to Liquids plants Worldwide. The process further enhances the abilities of AIVN in Indonesia as part of that nations move toward jobs creation through “value added” processing of low rank coal (LRC) onshore. The patent will also be utilized in building domestic plants in West Virginia and other coal producing states (USA).

In acquiring this patent, AIVN continues to build its base of “clean coal” technologies.

American International Ventures, Inc will utilize this Process for Depolymerizing Coal to produce Bunker Fuel, Pitch and “light end” Naphthalene classed derivatives. The overall process can yield up to four (4) barrels per ton using (LRC) as a feedstock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL VENTURES, INC.

By:	/s/ Robert G. Polce, Jr.
Name: Robert G. Polce, Jr.
Title: Chief Executive Officer
Date: September 17, 2018

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